Exhibit 5.1

lawyers@saul.com www.saul.com

September 12, 2016

Corporate Office Properties Trust

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland 21046

Re:                             $200,000,000 of Common Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as Maryland counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with its Registration Statement on Form S-3 filed on April 12, 2016 (the “S-3 Registration Statement”).  The S-3 Registration Statement related to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Prospectus.  This opinion letter is rendered in connection with the proposed public offering, pursuant to the Sales Agreements (the “Sales Agreements”) by and among the Company, Corporate Office Properties, L.P., and each of Barclays Capital Inc., Robert W. Baird & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, of common shares of beneficial interest of the Company, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $200,000,000, as described in the Prospectus, and a prospectus supplement dated September 9, 2016 (the “Prospectus Supplement”) to be offered in an “at the market” offering, as defined in Rule 415 of the Securities Act of 1933, as amended (the “Act”), under the S-3 Registration Statement.  This opinion is rendered pursuant to Item 9.01 of Form 8-K and Item 601(b)(5) of Regulation S-K.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     The S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act;

500 E. Pratt Street • Suite 900 • Baltimore, MD 21202-3133

Phone: (410) 332-8600 • Fax: (410) 332-8862

DELAWARE   MARYLAND   MASSACHUSETTS   NEW JERSEY   NEW YORK   PENNSYLVANIA   WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

(ii)                                  The prospectus contained in the S-3 Registration Statement (the “Prospectus”);

(iii)                               The Prospectus Supplement;

(iv)                              A copy of the executed Sales Agreements;

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(v)                                 a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated September 12, 2016;

(vi)                              a certified copy of the Amended and Restated Declaration of Trust of the Company dated March 3, 1998, as amended October 12, 2001, September 12, 2003, December 28, 2004 , May 27, 2008, May 19, 2010, June 19, 2012, June 25, 2012 and September 22, 2014 (the “Declaration of Trust”);

(vii)                           a certified copy of the Bylaws of the Company (the “Bylaws”);

(viii)                        resolutions adopted at a telephonic meeting of the Board of Trustees of the Company on August 24, 2016 (the “Resolutions”);

(ix)                              a certificate of the secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the resolutions of the Company’s trustees approving the consummation of the transactions contemplated by the Sales Agreements, and other matters that we have deemed necessary and appropriate; and

(x)                                 such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)                                 that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Documents as executed and delivered;

(f)                                   that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(g)                                  that there has been no oral or written modification of or amendment to the Documents, and there has been no waiver of any provision of the Documents, by actions or omission of the parties or otherwise;

(h)                                 that the Sales Agreements accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder;

(i)                                     that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(j)                                    that at the time of delivery of the Shares, all contemplated additional actions shall have been taken, and the authorization of the Shares will not have been modified or rescinded;

(k)                                 that the issuance and delivery of the Shares; and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(l)                                     that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement is not less than the par value per share;

(m)                             that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the aggregate number of then-authorized shares of the Company or of the then authorized shares within the applicable class or series of common shares or preferred shares of the Company; and

(n)                                 that prior to the issuance of any Shares, the price and certain other terms of issuance of such Shares will be authorized and approved by the officers authorized under the Resolutions, in accordance with and not in violation of the Maryland General Corporation Law, as amended (the “MGCL”), the Declaration of Trust, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”).

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Stephanie L. Shack, as Assistant Secretary of the Company, and have assumed that the Secretary’s Certificate and representations are true and complete and continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that the issuance of the Shares by the Company has been duly authorized by all necessary trust action and the Shares, when issued and delivered in accordance with the terms of the Sales Agreements, against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Saul Ewing LLP

SAUL EWING LLP